UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2002 (May 24, 2002)

HORSESHOE GAMING HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-0214 (Commission File Number)	88-0425131 (I.R.S. Employer Identification No.)

18454 S. West Creek Drive, Tinley Park, IL 60477
(Address of principal executive offices-Zip code)

Registrant’s telephone number, including area code: (708) 429-8300

(Former name or former address, if changed since last report)

Item 4. Changes in Regisrant’s Certifying Accountant.

(a)	Dismissal of previous independent accountants.

(i)	On May 24, 2002, Horseshoe Gaming Holding Corp. (“Horseshoe”) dismissed Arthur Andersen LLP (“Andersen”) as its independent public accountants. The decision to dismiss Andersen was recommended to the Board of Directors by its Compliance Committee.

(ii)	The reports of Andersen on the financial statements of Horseshoe for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	During the two most recent fiscal years and through May 24, 2002, there have been no disagreements between Horseshoe and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on Horseshoe’s financial statements for such periods.

(iv)	During the two most recent fiscal years and through May 24, 2002, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

(v)	At the request of Horseshoe, Andersen furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated May 24, 2002, is filed as Exhibit 16 to this Form 8-K.

(b)	Engagement of new independent accountants.

(i)	Horseshoe engaged Deloitte & Touche LLP (“Deloitte”) as its new independent accountants as of May 24, 2002. During the two most recent fiscal years and through May 21, 2002, Horseshoe has not consulted Deloitte regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed as a part of this report:

16.	Arthur Andersen LLP letter dated May 24, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORSESHOE GAMING HOLDING CORP.

Date: May 30, 2002	By:	/s/ Kirk C. Saylor

Kirk C. Saylor Chief Financial Officer and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit
No.	Description

16	Arthur Andersen LLP letter dated May 24, 2002